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                                                                     EXHIBIT 1.1

                                12,500,000 Shares

                           CROWN MEDIA HOLDINGS, INC.

                              Class A Common Stock

                             UNDERWRITING AGREEMENT

                                                            April  , 2000


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
DLJDIRECT INC.
  As representatives of the several Underwriters named in Schedule I hereto
   c/o Donaldson, Lufkin & Jenrette Securities Corporation
     277 Park Avenue
     New York, New York 10172

DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
SALOMON BROTHERS INTERNATIONAL LIMITED
MEESPIERSON N.V.

     As representatives of the several International Managers named in Schedule II hereto
     c/o Donaldson, Lufkin & Jenrette Securities Corporation
      277 Park Avenue
      New York, New York 10172

                  Dear Sirs:

                  Crown Media Holdings, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell 12,500,000 shares of its Class A Common Stock, par value $.01 per share (the "FIRM SHARES") to the several underwriters (as defined below). It is understood that, subject to the conditions hereinafter stated, 7,500,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers, as defined below), and 5,000,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Managers named in Schedule II hereto (the "INTERNATIONAL MANAGERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United


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States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities
Corporation, Lehman Brothers Inc., Salomon Smith Barney Inc. and DLJDirect Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe), Salomon Brothers International Limited and MeesPierson N.V. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Managers. The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "REPRESENTATIVES." The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "UNDERWRITERS." Simultaneously with this Agreement, the U.S. Underwriters and the International Managers are entering into an agreement between the U.S. and international underwriting syndicates (the "AGREEMENT BETWEEN U.S. UNDERWRITERS AND INTERNATIONAL MANAGERS"), which provides for, among other things, the transfer of Shares between the two syndicates.

                  The Company also proposes to issue and sell not more than an additional 1,875,000 shares of its Class A Common Stock, par value $.01 per share (the "ADDITIONAL SHARES") if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES;" the U.S. Firm Shares and the Additional Shares are herein referred to collectively as the "U.S. SHARES." The shares of all classes of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

                  Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. Two forms of prospectus are to be used in connection with the offering and sale of the Shares: (a) the U.S. prospectus (the "U.S. PROSPECTUS"), which is to be used in connection with the offering and sale of the U.S. Shares in the United States and Canada and the resale of the International Shares in the United States during the period subsequent to the date hereof in which an Underwriter is required to deliver a prospectus under the Act, and (b) the international prospectus (the "INTERNATIONAL PROSPECTUS"), which is to be used in connection with the offering and sale of the International Shares outside of the United States and Canada. It is understood that the International Prospectus and U.S. Prospectus, whether in preliminary or final form, shall be identical except for certain alternate pages, as specified in the Registration Statement (as defined below).

                   The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT," and the U.S. Prospectus and the International Prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed or is required pursuant to the


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terms hereof to file a registration statement pursuant to Rule 462(b) under the
Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462(b) Registration Statement.

                  Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase
from the Company, at a price per Share of $   (the "PURCHASE PRICE") the number
of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth opposite the name of such Underwriter in Schedule I hereto.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the U.S. Underwriters the Additional Shares and the U.S. Underwriters shall have the right to purchase, severally and not jointly, up to 1,875,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I bears to the total number of U.S. Firm Shares.

                  The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause
(i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson,


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Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options or restricted stock pursuant to Company stock-based compensation plans and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation except for a registration statement on Form S-8. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company listed on Annex I and (ii) each stockholder listed on Annex II hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except that such agreement shall provide that such individuals may nonetheless (i) transfer shares of Common Stock by way of testate or intestate succession or by operation of law, (ii) transfer shares to members of the individual's immediate family or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by such individual or members of the individual's immediate family, and
(iii) transfer shares to charitable organizations; provided, however, that, in the case of transfers pursuant to clauses (i), (ii) and (iii) of this sentence, the transferee shall have agreed to be bound by the restrictions on transfer contained in this paragraph and such transfer is not effective until the agreement to be bound by the restrictions on transfer is executed by the transferee and a copy of such agreement is received by Donaldson, Lufkin & Jenrette Securities Corporation.

                  Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any Shares outside of the United States and Canada.

                  Section 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Shares with any transfer taxes thereon duly paid by the Company, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"),


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for the respective accounts of the several Underwriters, against payment to the
Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 8:00 A.M., New York City time, on April , 2000 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "OPTION CLOSING DATE."

                  The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

                  Section 5. Agreements of the Company. The Company agrees with you:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed


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copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                  (d) (x) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement, to furnish in New York City and London, as applicable, to each Underwriter as many copies of the U.S. Prospectus and the International Prospectus, as applicable, as the Underwriters may reasonably request, and (y) to, from time to time after the date of this Agreement, for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City or London, as applicable, to each Underwriter and any dealer as many copies of the U.S. Prospectus and International Prospectus , as applicable (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the U.S. Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

                  (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (or obtain exemptions from the application thereof), to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to


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service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                  (g) To make generally available to its stockholders as soon as practicable an earnings statement (which need not be audited) covering the twelve-month period ending [June 30], 2001 that shall satisfy the provisions of
Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (h) During the period of three years after the date of this Agreement, to furnish to you as soon as practicable copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdiction in which the Shares are to be offered and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and reasonable disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market and the Amsterdam Exchanges' Official Market, (vii) the cost of printing certificates representing


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the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(i), including all roadshow expenses. Except as provided in this Section 5, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel.

                  (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and the Amsterdam Exchanges' Official Market and use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq National Market and the Amsterdam Exchanges' Official Market for a period of three years after the date of this Agreement.

                  (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company's knowledge, threatened by the Commission.

                  (b) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply in all material respects and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration


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Statement after the effectiveness of this Agreement, such Rule 462(b)
Registration Statement and any amendments thereto, when they become effective
(A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendments or supplements thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (d) Each of the Company and its Significant Subsidiaries (as defined in Regulation S-X promulgated by the Commission) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

                  (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against


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payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (g) All of the outstanding shares of capital stock, including member interests, of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as otherwise disclosed in the Registration Statement.

                  (h) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (i) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws or (B) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except, with respect to clause (B) only, such defaults as would not have a Material Adverse Effect.

                  (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained or made by the Company or such as may be required under the securities or Blue Sky laws of the various states, the Nasdaq National Market or the Amsterdam Exchanges' Official Market), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any material law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

                  (k) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be


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described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and the Company is not aware that any event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (n) To the best of the Company's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) with would, singly or in the aggregate, have a Material Adverse Effect.

                  (o) Except with respect to obligations that may arise if the Company is a member of a group of corporations or trades or businesses under common control or treated as a single employer (the "CONTROL GROUP") with respect to the Cash Balance Retirement Plan of Hallmark Cards, Incorporated, the Binney & Smith Employees' Retirement Plan and the Litho-Krome Company Retirement Plan, neither the Company nor its subsidiaries has any obligation or liability, contingent or otherwise, with respect to any pension plan subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE") or under Title IV of ERISA. The Company has executed an indemnification agreement with Hallmark Cards, Incorporated, which agreement provides that the Company will be indemnified by Hallmark Cards, Incorporated for any amounts paid by the Company in respect of obligations under pension plans of such other members of the Control Group that may arise under the Code and ERISA.

                  (p) This Agreement has been duly authorized, executed and delivered by the Company.

                  (q) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

                  (r) The historical and pro forma consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly, in all material respects the information set forth therein and are prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial statements have been prepared on a basis consistent with such historical statements of the Company, and give effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included in the Prospectus, historical and pro forma, have been derived from the financial records of the Company (or its predecessors) and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessors).

                  (s) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as disclosed in the Prospectus.

                  (u) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

                  (v) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or (B) in any documents, materials or other information provided to investors or potential investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the quantity requested and on a timely basis following such request to permit proper delivery on or prior to the Closing
Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by (i) in the case of the U.S. Underwriters, such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), the U.S. Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, and (ii) in the case of the International Managers, such International Manager through the International Representatives expressly for use in the Registration Statement (or any amendment thereto), the International Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed after notice to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or
(iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors and officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request unless the indemnifying party is disputing in good faith the reasonableness of such fees and expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  Section 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration

Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by David J. Evans and William J. Aliber, in their capacities as the President and Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in Sections 6(u), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (e) You shall have received on the Closing Date an opinion, reasonably satisfactory to you and counsel for the Underwriters, dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, to the effect that:

                           (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                           (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in the United States in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) all the outstanding shares of capital stock of
                  the Company have been duly authorized and validly issued and are fully paid, non-assessable and, except as referenced in the Prospectus, not subject to any preemptive or similar rights;

                           (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (v) this Agreement has been duly authorized, executed and delivered by the Company;

                           (vi) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                           (vii)  the Registration Statement has become
                  effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before the Commission;

                           (viii) the statements under the captions
                  "Reorganization Transactions Occurring Simultaneously with the Closing of This Offering," "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders" and "Description of Capital Stock" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, accurately summarize the matters referred to therein in all material respects;

                           (ix) the Company is not (A) in violation of its charter or by-laws and (B) to the best of such counsel's knowledge after due inquiry, the Company is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument listed as an exhibit to the Registration Statement to which the Company is bound, except, with respect to clause (B) only, such defaults as would not have a Material Adverse Effect;

                           (x) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not, (A) require any consent, approval, authorization or other order of, or qualification with, any U.S. federal, New York or Delaware (with respect to matters relating to the Company's incorporation under the Delaware General Corporate Law (the "DGCL")) court or governmental body or agency (except such as have been obtained or made by the Company or such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or (C) violate or conflict with any provision of the laws of the State of New York (other than its securities or Blue Sky laws), the DGCL or the federal laws of the United States, that such counsel, in the case of clause (C), in such counsel's experience are customarily applicable to transactions of the type contemplated in, and companies of the type executing, this Agreement;

                           (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xii) (A) the Registration Statement and the
                  Prospectus and any supplement or amendment thereto (except for the financial statements, financial statement schedules and other financial and statistical data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act, (B) no facts have come to such counsel's attention that lead them to believe that at the time the Registration Statement became effective the Registration Statement and the prospectus included therein (except for the financial statements, financial statement schedules and other financial and statistical data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) no facts have come to such counsel's attention that lead them to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements, financial statement schedules and other financial and statistical data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering this opinion, such counsel may state that such opinion is limited to matters arising under the laws of the State of New York, the DGCL and the federal laws of the United States.

                  The opinion of Wachtell, Lipton, Rosen & Katz described in
Section 8(e) above shall be rendered to you at the request of the Company and shall so state therein.

                  (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Judith C. Whittaker, Vice President and General Counsel of Hallmark Cards, Incorporated, to the effect that:

                           (i) each of Crown Media, Inc. ("CROWN MEDIA") and Odyssey Holdings L.L.C. ("ODYSSEY") has been duly incorporated or formed, is validly existing as a corporation or other entity in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                           (ii) each of Crown Media and Odyssey is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in the United States in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) all of the outstanding shares of capital stock
                  or ownership interests of each of Crown Media and Odyssey have been duly authorized and validly issued and are fully paid and non-assessable, in accordance with the laws of the State of Delaware and, except as otherwise disclosed in the Prospectus, are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  In rendering this opinion, except as noted above, such counsel may state that such opinion is limited to matters arising under the laws of the State of Missouri and that such counsel does not opine as to matters arising under the laws of any other state or foreign jurisdiction.

                  The opinion of Judith C. Whittaker described in Section 8(f) above shall be rendered to you at the request of the Company and shall so state therein.

                  (g) You shall have received on the Closing Date an opinion, dated as of the Closing Date, of Charles Stanford, Senior Vice President - Legal and Business Affairs of Crown Media, to the effect that:

                           (i) Crown Media is not (A) in violation of its charter or by-laws and (B) is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument listed as an exhibit to the Registration Statement to which Crown Media is bound, except, with respect to clause (B) only, such defaults as would not have a Material Adverse Effect;

                           (ii) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a breach of any of the terms or provisions of the charter or by-laws of Crown Media, (B) conflict with or constitute a breach of any of the terms of provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument listed as an exhibit to the Registration Statement, to which Crown Media is a party or by which the Company or Crown Media or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or Crown Media or their respective property or (D) based on a review of materials prepared by, discussions with and advice of counsel practicing in foreign jurisdictions in which Crown Media operates, result in the suspension, termination or revocation of any authorization, approval, consent, license, order, qualification or decree under any foreign broadcasting or similar law or of any governmental entity responsible for enforcing such laws (a "FOREIGN AUTHORIZATION") of the Company or Crown Media or any impairment of the rights of the holder of any such Foreign Authorization in those jurisdictions, except, with respect to clauses (B) through (D), as would not have a Material Adverse Effect;

                           (iii) after due inquiry, such counsel does not know
                  of any legal or governmental proceedings pending or threatened to which the Company or Crown Media is or could be a party or to which any of their respective property is or could be subject, that are required to be described in the Registration Statement or the Prospectus and are not so described; and

                           (iv) to the best of such counsel's knowledge after due inquiry, except as otherwise disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as disclosed in the Prospectus; and

                           (v) based on a review of materials prepared by, discussions with and advice of counsel practicing in foreign jurisdictions in which Crown Media operates, each of the Company and Crown Media has Foreign Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals under any applicable laws relating to broadcasting, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Foreign Authorizations or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Based on a review of materials prepared by, discussions with and advice of counsel practicing in foreign jurisdictions in which Crown

                  Media operates, and based on my understanding of the operations of the business of the Company and Crown Media, each such Foreign Authorization is valid and in full force and effect and each of the Company and Crown Media is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Foreign Authorizations or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Foreign Authorizations; and such Foreign Authorizations contain no restrictions that are burdensome to the Company or Crown Media, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  In rendering this opinion, such counsel may state that such opinion is limited to matters arising under the laws of the States of Massachusetts and New York and, with respect to the charter and bylaws of the Company and Crown Media, under the DGCL and that such counsel does not opine as to matters arising under the laws of any other state or foreign jurisdiction.

                  The opinion of Charles Stanford described in Section 8(g) above shall be rendered to you at the request of the Company and shall so state therein.

                  (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Harriet Beck, counsel for Odyssey, to the effect that:

                           (i) Odyssey is not (A) in violation of its
                  organizational agreement and (B) Odyssey is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument listed as an exhibit to the Registration Statement to which Odyssey is a party or by which Odyssey or its property is bound, except for such as would not have a Material Adverse Effect;

                           (ii) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of Odyssey or any indenture, loan agreement, mortgage, lease or other agreement or instrument listed as an exhibit to the Registration Statement, to which Odyssey is a party or by which Odyssey or its property is bound or (B) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Odyssey or their respective property.

                           (iii) after due inquiry, such counsel does not know
                  of any legal or governmental proceedings pending or threatened to which Odyssey is or could be a party or to which any of its property is or could be subject, that are required to be described in the Registration Statement or the Prospectus and are not so described;

                  In rendering this opinion, such counsel may state that such opinion is limited to matters arising under the laws of the State of California and, with respect to the organizational agreement of Odyssey, under the DGCL and that such counsel does not opine as to matters arising under the laws of any other state or foreign jurisdiction.

                  The opinion of Harriet Beck described in Section 8(h) above shall be rendered to you at the request of the Company and shall so state therein.

                  (i) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Allen & Overy, special Dutch counsel to the Company, to the effect that the information under the caption "Material Netherlands Tax Consequences" and "Description of Capital Stock - Amsterdam Exchange Listing" in the Prospectus, to the extent that such information is relevant to the Company and constitutes a summary of legal matters, has been reviewed by such counsel and is accurate in all material respects.

                  The opinion of Allen & Overy described in Section 8(i) above shall be rendered to you at the request of the Company and shall so state therein.

                  (j) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Wiley, Rein & Fielding, special counsel to the Company, to the effect that:

                           (i) the execution, delivery and performance of this
                  Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not result in the suspension, termination or revocation of any authorization, approval, consent, license, order, qualification or decree of the Federal Communications Commission (the "FCC") or require any filing or registration with, or authorization, approval, consent, license, order, qualification or decree of the FCC under the Communications Act of 1934, as amended, and the rules, regulations and administrative orders promulgated thereunder (collectively, the "FEDERAL COMMUNICATIONS LAWS").

                           (ii) to our knowledge after due inquiry, each of the
                  Company, Crown Media and Odyssey has obtained all authorizations, approvals, consents, licenses, orders, qualifications or decrees of the FCC under the Federal Communications Laws ("FCC AUTHORIZATIONS"), and has made all filings with and notices to, the FCC, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such FCC Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such FCC Authorization is valid and in full force and effect and each of the Company, Crown Media and Odyssey is in compliance with all the terms and conditions thereof and with the rules and regulations of the FCC; and no event has occurred (including, without limitation, the receipt of any notice from the FCC) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such FCC Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such FCC Authorization; and such FCC Authorizations contain no restrictions that are burdensome to the Company, Crown Media or Odyssey, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  The opinion of Wiley, Rein & Fielding described in Section 8(j) above shall be rendered to you at the request of the Company and shall so state therein.

                  (k) You shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Underwriters, as to the matters referred to in Sections 8(e)(iv), 8(e)(v) (but only with respect to the Company), 8(e)(viii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 8(e)(xii).

                  In giving such opinions with respect to the matters covered by
Section 8(e)(xii), counsel for the Company and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (l) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (m) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                  (n) The Shares shall have been duly listed for quotation on the Nasdaq National Market, subject to official notice of issuance.

                  (o) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

                  The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents prepared, provided or executed by the Company as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                  Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Nasdaq National Market or the Amsterdam Exchanges' Official Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  Section 10. Directed Share Program. It is understood that approximately of the Firm Shares ("DIRECTED SHARES") will initially be reserved by the U.S. Underwriters for offer and sale to employees and persons having business relationships with the Company and its subsidiaries or affiliates ("DIRECTED SHARE PARTICIPANTS") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

                  (a) Under no circumstances will any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any

Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

                  (b) The Company agrees to pay all reasonable fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees, filing expenses and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

                  (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless each Underwriter from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase, or
(iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the gross negligence or willful misconduct of any Underwriter, except insofar as such loss, claim, damage, expense, liability or action is caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein.

                  Section 11. Offering Restrictions Applicable to the International Managers. Each of the International Managers represents and agrees for itself that it has not offered or sold and will not offer or sell any International Shares as part of its initial distribution within the United States or to, or for the account of, a U.S. person (it being understood that the International Shares being offered outside of the United States and Canada have been registered under the Act for resale from time to time in the United States). Terms used in this Section 11 have the respective meanings assigned thereto by Regulation S under the Act.

                  Section 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Crown Media Holdings, Inc., Department 339, 2501 McGee, Kansas City, Missouri 64108, Attention Judith C. Whittaker, Esq., with copies to Crown Media Holdings, Inc., 6430 S. Fiddlers Green Circle, Englewood, Colorado 80111, and to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention Eric S. Robinson, Esq. and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York,

New York 10153, Attention David S. Lefkowitz, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them in connection with the proposed offering. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                          Very truly yours,

                                          CROWN MEDIA HOLDINGS, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:





DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
DLJDIRECT INC.

Acting severally on behalf of
   themselves and the several
   U.S. Underwriters named in
   Schedule I hereto

By       DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION

     By
       ----------------------------

DLJ INTERNATIONAL SECURITIES
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
SALOMON BROTHERS INTERNATIONAL LIMITED
MEESPIERSON N.V.

Acting severally on behalf of
   themselves and the several
   International Managers named in
   Schedule II hereto

By       DLJ INTERNATIONAL SECURITIES

     By

                                   SCHEDULE I




U.S. Underwriters                                   Number of Firm Shares to be
                                                             Purchased

Donaldson, Lufkin & Jenrette Securities
   Corporation

Lehman Brothers Inc.

Salomon Smith Barney Inc.



                                      Total



International Managers                               Number of Firm Shares to be
                                                               Purchased

Donaldson, Lufkin & Jenrette International

Lehman Brothers International (Europe)

Salomon Brothers International Limited

MeesPierson N.V.


                                      Total

                                     Annex I


Robert A. Halmi, Jr.

Arnold L. Chavkin

Wilford V. Bane, Jr.

Robert J. Druten

William M. Haber

Donald J. Hall, Jr.

Irvine O. Hockaday, Jr.

David B. Koff

Peter A. Lund

John P. Mascotte

David J. Evans

Russel H. Givens, Jr.

Andrew P. Brilliant

Mark N. Grenside

Margaret A. Loesch

Lana E. Corbi

Susan A. G. Frank

                                    Annex II


Liberty Media Corporation

LMC Capital LLC

Vision Group Incorporated

VISN Management Corp.

National Interfaith Cable Coalition, Inc.

Chase Equity Associates, LP



                                       ii